EXHIBIT 23

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-54239) of Caterpillar Financial Services Corporation of our report dated
January 19, 1995 appearing on Page 14 of this Form 10-K.





PRICE WATERHOUSE LLP




Chicago, Illinois
March 14, 1995